CONSULTING  AGREEMENT

     THIS AGREEMENT is executed and made effective as of the 8th day of March, 2000, between JRB Information Services, (herein referred to as JRB), and Go Online Networks Corporation, a Delaware corporation (herein referred to as GOL).

     WHEREAS, JRB for purposes of this Agreement is engaged in providing consulting services for Internet kiosks; and

     WHEREAS, GOL has expertise in developing e-commerce businesses for the professional and consumer market worldwide; and

     WHEREAS, GOL desires to have the services of JRB made available to it on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties hereto agree as follows:

     1. Consulting Services. During the period of this agreement, JRB agrees to perform services in a professional capacity and to represent GOL to aid and assist in developing Internet Kiosk support and market awareness for Go Online Kiosk. JRB agrees to provide certain consulting services to GOL's Go Online Kiosk Division to assist GOL to gain access to certain hotel and shopping mall locations in the greater metropolitan Atlanta, GA area.

2. Term. The term of this agreement will be for a period of one (1) year from the date of execution.

     3. Compensation. JRB will be compensated by the payment of 15,000 shares of Go Online Networks common stock. GOL agrees to undertake a registration of these shares at its earliest opportunity. In any case, GOL agrees to register these shares prior to April 5, 2000.


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     4.     Termination.  By thirty (30) days prior written notice to the other, either GOL or JRB may terminate the Agreement at any time for failure of the other to comply with the terms and conditions. In the event of such termination, JRB, shall be entitled to payment under the provisions set forth herein, for all amounts earned at the time of the termination. Termination for failure of the other party to perform shall not prejudice said party in any respect.

     5. Indemnity. The parties agree to indemnify, defend, and hold harmless the other, their officers, employees and agents, harmless from and against any loss, liability, claim or demand on account of injury to or death of persons (including employees of the indemnifying party) or damage to or loss of property of third parties arising directly or indirectly out of acts or omissions of the indemnifying party, their employees or agents in the performance of the services hereunder.

     6. Independent Contractor. Nothing in the Agreement shall be deemed to constitute JRB or any of JRB's employees or agents to be the agent, representative or JRB of GOL. JRB shall be an independent contractor and shall have responsibility for and control over the details and means of performing the services hereunder and shall be subject to the directions of GOL only with respect to the scope and general results required.

     7. Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or otherwise carry out the intent and purposes of this Agreement.

     8. Governing Law. This Agreement shall be construed and governed by the laws of the State of California.

     9. Counterparts, Telefacsimile. This Agreement may be executed in counterparts, and each counterpart or set thereof shall be deemed to be a duplicate original. Executed copies of this Agreement may be delivered by telefacsimile, and delivery of a duplicate original and sufficient delivery to result in entry to this Agreement by the transmitting party, provided however, that within ten (10) days thereunder a signed duplicate original shall be forwarded to the party to whom a telefacsimile copy was forwarded.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

GO  ONLINE  NETWORKS  CORPORATION               JRB  INFORMATION  SERVICES


By:  /s/ Joseph M. Naughton                     By:  Bridget Browner
         Joseph  M.  Naughton                        Bridget Browner
         Chairman/CEO